SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date earliest event reported)  November 9, 2009

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA

(Address of principal executive offices)

26034

(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (304) 387-8300

N/A

(Former name or former address, if changed since last report)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On November 9, 2009, MTR Gaming Group, Inc. (the “Registrant” or “MTR”) and John W. Bittner, Jr., the Executive Vice President of Finance and Accounting, and Treasurer of MTR, entered into an Employment Agreement (the “Agreement”) pursuant to which Mr. Bittner agreed to serve MTR as its Executive Vice President of Finance and Accounting and its Treasurer, and in such other office of MTR and/or its affiliates to which he may be elected or appointed, from November 1, 2009 to November 1, 2010, subject to earlier termination as provided in the Agreement.

The Agreement provides for a salary in the amount of $270,756 per year, subject to periodic increase or cash bonus by the Compensation Committee of MTR’s Board of Directors in its sole discretion. The Agreement also provides Mr. Bittner with a $600 per month car allowance and certain additional benefits as set forth in the Agreement.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

	By:	/s/ David R. Hughes
David R. Hughes
Corporate Executive Vice President and Chief Financial Officer
Date: November 12, 2009